PSYCHIATRIC SOLUTIONS, INC.
                      PSYCHIATRIC SOLUTIONS HOSPITALS, INC.
                        310 25TH AVENUE NORTH, SUITE 209
                           NASHVILLE, TENNESSEE 37203



The 1818 Mezzanine Fund II, L.P.
c/o Brown Brothers Harriman & Co.
140 Broadway
New York, New York 10005


                                                    April 1, 2003


Ladies and Gentlemen:

         Reference is made to the Securities Purchase Agreement (the "SECURITIES PURCHASE Agreement"), dated as of June 28, 2002, between Psychiatric Solutions Hospitals, Inc., a Delaware corporation formerly known as Psychiatric Solutions, Inc. (the "BORROWER"), and The 1818 Mezzanine Fund II, L.P., a Delaware limited partnership (the "FUND"), as amended by the Waiver and Amendment to the Securities Purchase Agreement, dated as of January 6, 2003, by and among the parties named therein, and the Second Waiver and Amendment to the Securities Purchase Agreement, dated as of April 1, 2003, by and among the parties named therein.

         Pursuant to the Securities Purchase Agreement, the Borrower issued to the Fund a warrant certificate attached hereto as EXHIBIT A (the "INITIAL WARRANT CERTIFICATE") representing warrants (the "INITIAL WARRANTS") exercisable to purchase 1,502,140 shares (subject to adjustment), par value $0.01 per share, of common stock of the Borrower at an exercise price of $0.01 per share.

         Pursuant to the PMR Merger Agreement, PMR Acquisition Corporation, a Delaware corporation, merged with and into the Borrower, with the Borrower being the surviving corporation and becoming a wholly-owned subsidiary of Psychiatric Solutions, Inc., a Delaware corporation formerly known as PMR Corporation (the "PARENT").

         Pursuant to the PMR Merger, the Initial Warrants became exercisable for 372,412 shares (subject to adjustment), par value $0.01 per share, of common stock of the Parent (the "COMMON STOCK") at an exercise price of $0.01 per share of Common Stock.

         Pursuant to terms of the PMR Letter Agreement, the Parent agreed to assume the obligations of the Borrower to issue additional warrants to the Fund, on terms substantially similar to the Initial Warrants, under the Securities Purchase Agreement.

         At the request of the Borrower and the Parent, the Fund has agreed, among other things, and on the terms and conditions set forth herein, (i) not to exercise the right of redemption under Article XIII of the Securities Purchase Agreement with respect to


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the Initial Warrants, (ii) to exercise the Initial Warrants at the Closing (as defined in Section 12 hereof) and (iii) to exercise any Additional Warrants (as defined in Section 2 hereof) immediately upon issuance, and as an inducement thereto, the Fund has required the execution and delivery of this letter agreement by the Borrower and the Parent.

         Capitalized terms used herein but not defined herein have the meanings assigned to such terms in the Securities Purchase Agreement.

         1. INITIAL WARRANTS. At the Closing and on the terms set forth herein, the Fund agrees to exercise the Initial Warrants in a Cashless Exercise (as defined in the Initial Warrant Certificate) pursuant to Section 1(c)(iii) of the Initial Warrant Certificate, and the Parent agrees to issue to the Fund upon such exercise the number of shares of Common Stock issuable upon such exercise pursuant to Section 1(c)(iii) of the Initial Warrant Certificate.

         Notwithstanding that the Initial Warrants shall have been exercised, in the event that, following the Closing, there occurs from time to time any event that would have given rise (assuming the Initial Warrants were outstanding at such time and had not been exercised pursuant to the preceding paragraph) to an adjustment of the Number Issuable under Section 2(a)(ii) or 2(a)(iv) of the Initial Warrant Certificate, then, and in each such case, the Fund shall be entitled to acquire, and the Parent shall be required to promptly issue and sell to the Fund, at a price per share equal to the par value of the Common Stock, an additional number of shares of Common Stock equal to the increase in the Number Issuable as a result of such adjustment of the Number Issuable.

         2. ADDITIONAL WARRANTS. In the event that, following the Closing, the Parent shall be required pursuant to the terms of the Securities Purchase Agreement and the PMR Letter Agreement to issue to the Fund a warrant certificate, substantially in the form attached hereto as EXHIBIT B (each, an "ADDITIONAL WARRANT CERTIFICATE"), representing warrants (the "ADDITIONAL WARRANTS") exercisable to purchase shares of Common Stock, then, and in each such case, the Fund agrees to exercise immediately such Additional Warrants for shares of Common Stock.

         Notwithstanding that the Additional Warrants shall immediately be exercised and the Additional Warrant Certificates shall cease to be outstanding, in the event that, following the Closing, there occurs from time to time any event that would have given rise (assuming all Additional Warrant Certificates were outstanding at such time and had not yet been exercised) to an adjustment of the Number Issuable under Section 2(a)(ii) or 2(a)(iv) of such Additional Warrant Certificates, then, and in each such case, the Fund shall be entitled to acquire, and the Parent shall be required to promptly issue and sell to the Fund, at a price per share equal to the par value of the Common Stock, an additional number of shares of Common Stock equal to the increase in the Number Issuable as a result of such adjustment of the Number Issuable.

         3. SPECIAL DISTRIBUTIONS. Notwithstanding that the Initial Warrants shall have been exercised and any Additional Warrants shall immediately be exercised upon issuance, the Borrower and the Parent agree that, to the extent the Fund would

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have been entitled to have any special dividend or distribution set aside for its benefit pursuant to Section 2(d) of the Initial Warrant Certificate and/or
Section 2(d) of any Additional Warrant Certificate, the Fund, at its election, shall be entitled to receive following the Closing any such special dividend or distribution except to the extent that it has already received such special dividend or distribution as a holder of shares of Common Stock.

         4. REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE OF ASSETS. In case of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Parent with or into another Person, or in case of any sale or other disposition to another Person of all or substantially all of the assets of the Parent (any of the foregoing, a "TRANSACTION"), the Parent, or such successor or purchasing Person, as the case may be, shall execute and deliver to the Fund, simultaneously with effecting any of the foregoing Transactions, a certificate that the Fund shall have the right thereafter to acquire the kind and amount of shares of stock or other securities (of the Parent or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock that the Fund may be entitled thereafter to acquire pursuant to this letter agreement. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this letter agreement and shall contain other terms substantially identical to the terms hereof. If, in the case of any such Transaction, the stock, other securities, cash or property receivable thereupon by a holder of Common Stock includes shares of stock or other securities of a Person other than the successor or purchasing Persons and other than the Parent, which controls or is controlled by the successor or purchasing Person or which, in connection with such Transaction, issues stock, securities, other property or cash to holders of Common Stock, then such certificate also shall be executed by such Person, and such Person shall, in such certificate, specifically assume the obligations of such successor or purchasing Person and acknowledge its obligations to issue such stock, securities, other property or cash to the Fund as provided above. The provisions of this Section 4 similarly shall apply to successive Transactions.

         5. PUT RIGHT. At the request of the Borrower and the Parent, the Fund has agreed as of the date of this letter agreement not to exercise its redemption right under Article XIII of the Securities Purchase Agreement solely with respect to the Initial Warrants, PROVIDED, that the foregoing agreement shall in no event restrict or prohibit the Fund from exercising such right of redemption with respect to the shares of Common Stock issued upon the exercise of the Initial Warrants (including, without limitation, any shares of Common Stock issued pursuant to the second paragraph of Section 1 hereof), as well as the Additional Warrants and the shares of Common Stock issued upon the exercise thereof (including, without limitation, any shares of Common Stock issued pursuant to the second paragraph of Section 2 hereof).

         6. INTENT AND PURPOSE. The parties hereto acknowledge and agree that the Fund has agreed to the terms of this letter agreement at the request of the Borrower and the Parent, and that it is the intent of the parties hereto that the Fund should be in a

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position substantially similar (but no less advantageous) to the position it would otherwise have been in, but for this letter agreement. Notwithstanding that the Initial Warrants shall have been exercised and that any Additional Warrants shall be immediately exercised upon issuance, the shares of Common Stock issued pursuant to this letter agreement shall be treated as Initial Warrants or Additional Warrants or shares of Common Stock issued upon the exercise thereof, as the case may be, for purposes of the Transaction Documents and for any other purpose, as may be necessary or appropriate from time to time and under the circumstances to satisfy the intent of the parties and the purpose of this letter agreement. The parties agree to cooperate with each other and to execute and deliver such other documents and do all such further acts and things as may be required or appropriate to carry out the purpose of the transactions contemplated by this letter agreement.

         7. LEGEND. All certificates representing the shares of Common Stock issued pursuant to this letter agreement shall bear legends substantially as follows:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN TAKEN FOR INVESTMENT AND HAVE NOT BEEN REGISTERED, UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH STATE SECURITIES LAWS.

         8.       COVENANTS AND AGREEMENTS.

                  (a) Notwithstanding that the Initial Warrants shall have been exercised and that any Additional Warrants shall immediately exercised upon issuance, the Parent promptly shall deliver to the Fund, at least five Business Days prior to effecting any transaction that would entitle the Fund to acquire any shares of Common Stock pursuant to this letter agreement, a notice thereof, together with a certificate, signed by the President or the Chief Executive Officer and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Parent, setting forth in reasonable detail the event entitling the Fund to acquire such shares of Common Stock, the number of such shares of Common Stock that the Fund is entitled to acquire and the method by which the number of such shares of Common Stock was calculated.

                  (b) The Parent covenants and agrees that all shares of Common Stock which may be issued pursuant to this letter agreement will be duly authorized, validly issued and fully paid and nonassessable, will be free and clear of any Liens, and will not be subject to any preemptive or similar rights that have not been waived.

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                                                                               5


                  (c) The Parent covenants and agrees that, as promptly as practicable, and in any event within five Business Days after the issuance of any shares of Common Stock pursuant to this letter agreement, the Parent shall deliver or cause to be delivered certificates representing the number of validly issued, fully paid and nonassessable shares of Common Stock so issued. The Person entitled to receive such certificates shall be treated for all purposes as having been the record holder of the shares of Common Stock represented by such certificate at the time of issuance of such shares, notwithstanding that such certificate may not have been delivered at such time.

                  (d) The Parent shall at all times reserve and keep available for issuance such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the issuance of all shares of Common Stock that may be issuable pursuant to this letter agreement, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the issuance of all shares of Common Stock that may be issuable pursuant to this letter agreement.

                  (e) The Parent covenants and agrees that it shall not change the par value of the Common Stock without the prior written consent of the Fund.

         9. REPRESENTATIONS AND WARRANTIES. Each of the Borrower and the Parent hereby represents and warrants to the Fund as follows:

                  (a) Such party is a corporation duly organized and validly existing under the laws of Delaware, and has the corporate power and authority to execute, deliver and perform its obligations under this letter agreement.

                  (b) The execution, delivery and performance by such party of this letter agreement and the transactions contemplated hereby have been duly authorized by all necessary action of such party, and will not violate or conflict with the organizational documents of such party, any material agreement binding upon such party or any law, regulation or order or require any consent or approval which has not been obtained.

                  (c) This letter agreement has been duly executed and delivered by such party, and constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability.

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                                                                               6


         10. SURVIVAL; TERMINATION. All of the representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this letter agreement. The right of the Fund following the Closing (a) to acquire shares of Common Stock pursuant to the second paragraphs of Sections 1 and 2 hereof, (b) to elect to receive special dividends and distributions pursuant to Section 3 hereof and (c) to acquire shares of stock or other securities or property or cash pursuant to Section 4 hereof, shall expire on the tenth anniversary of the Initial Closing Date; PROVIDED, HOWEVER, that notwithstanding the foregoing, upon the satisfaction by the Borrower and the Parent of all of their respective obligations in connection with the exercise of a redemption right under Article XIII of the Securities Purchase Agreement, including, without limitation, the obligation to fully pay the Put Price, the rights of the Fund under the second paragraphs of Sections 1 and 2 hereof and under Sections 3 and 4 hereof shall terminate solely with respect to any Initial Warrants (notwithstanding that such Initial Warrants shall have been exercised), Additional Warrants (notwithstanding that such Additional Warrants shall have been exercised immediately following the issuance thereof) and shares of Common Stock issued upon the exercise thereof that, in each case, have been redeemed in full by the Borrower and the Parent in connection with such redemption.

         11. SUCCESSORS AND ASSIGNS. Neither the Borrower nor the Parent may assign any of its rights or obligations under this letter agreement without the prior written consent of the Fund. This letter agreement shall inure to the benefit of and be binding upon the successors, permitted assigns and permitted transferees of the parties hereto. No person or entity other than the parties hereto and their successors, permitted assigns and permitted transferees is intended to be a beneficiary of this letter agreement.

         12. CLOSING. The closing of this letter agreement shall occur upon the Fund's receipt of the following (which, in the case of documents, agreements and certificates, must be satisfactory in form and substance to the Fund and its counsel):

                  (a)  payment of the fees and expenses pursuant to Section
         21(a);

                  (b)  a fully executed copy of this letter agreement;

                  (c) a fully executed copy of a consent and waiver from Capital Source, as agent for all lenders party to the Credit Agreement, to the provisions of this letter agreement; and

                  (d) copies of such other documentation and certificates as the Fund may reasonably request.

         13.      AMENDMENT AND WAIVER.

                  (a) No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of

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                                                                               7

         any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law, in equity or otherwise.

                  (b) Any amendment, supplement or modification of or to any provision of this letter agreement, any waiver of any provision of this letter agreement and any consent to any departure by any party hereto from the terms of any provision of this letter agreement, shall be effective (i) only if it is made or given in writing and signed by each party hereto, and (ii) only in the specific instance and for the specific purpose for which made or given.

         14. NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, courier services or personal delivery, (a) if to the Fund or the holder of any shares of Common Stock, at such holder's last known address appearing on the books of the Parent, and (b) if to the Parent or the Borrower, at the principal executive office of the Parent in the United States located at the address designated for notices in the Securities Purchase Agreement, or such other address as shall have been furnished to the party given or making such notice, demand or other communication. All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one Business Day after delivered to a courier if delivered by commercial overnight courier service; and five Business Days after being deposited in the mail, postage prepaid, if mailed.

         15. COUNTERPARTS. This letter agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         16. HEADINGS. The headings in this letter agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         17. GOVERNING LAW. THIS LETTER AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED IN THE STATE OF NEW YORK, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

         18. SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

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                                                                               8


         19. REMEDIES. If a breach of this letter agreement by any party hereto occurs and is continuing, the other parties may pursue any available remedy by proceeding at law or in equity to enforce the performance (including, without limitation, the specific performance) of any provision of this letter agreement. Except as otherwise provided by law, a delay or omission by any party hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         20. ENTIRE AGREEMENT. This letter agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein. This letter agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         21. EXPENSES. The Parent acknowledges and agrees that it shall reimburse the Fund for (a) all reasonable out-of-pocket expenses of the Fund (including reasonable legal fees, costs and expenses of Paul, Weiss, Rifkind, Wharton & Garrison LLP) incurred in connection with the negotiation, execution and delivery of this letter agreement, and (b) all reasonable out-of-pocket expenses and the reasonable legal fees and expenses of legal counsel in connection with any (i) issuance of any shares of Common Stock pursuant to this letter agreement following the Closing and (ii) amendment, supplement, modification or waiver of or to any provision of this letter agreement following the Closing. The fees and expenses set forth in clause (a) shall be paid by the Parent at the Closing, and the fees and expenses set forth in clause (b) shall be paid by the Parent as incurred by the Fund.

         22. FURTHER ASSURANCES. Each of the parties hereto agrees that, except as otherwise provided in this letter agreement and subject to its legal obligations, it will use its reasonable best efforts to fulfill all conditions precedent specified herein, and to do all things reasonably necessary to consummate the transactions contemplated hereby.



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         If this letter agreement correctly sets forth your understanding of our agreement with respect to the foregoing, please so indicate by signing below on the lines provided for your signatures.

                                             Sincerely,

                                             PSYCHIATRIC SOLUTIONS, INC.


                                             By: /s/ Joey A. Jacobs
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                             PSYCHIATRIC SOLUTIONS
                                                HOSPITALS, INC.


                                             By: /s/ Joey A. Jacobs
                                                 -------------------------------
                                                 Name:
                                                 Title:



Acknowledged and agreed to
as of the date above written:

THE 1818 MEZZANINE FUND II, L.P.

By:  Brown Brothers Harriman & Co.,
       its General Partner


By:  /s/ Joseph P. Donlan
     ----------------------------
     Name:  Joseph P. Donlan
     Title: Managing Director